As filed with the Securities and Exchange Commission on September 23, 2025

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0883144
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7900 East Union Avenue, Suite 920

Denver, Colorado 80237

(Address of principal executive offices, including zip code)

Aytu BioPharma, Inc. 2023 Equity Incentive Plan

(Full title of the plan)

Joshua R. Disbrow

Chief Executive Officer

Aytu BioPharma, Inc.

7900 East Union Avenue, Suite 920

Denver, Colorado 80237

(720) 437-6580

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Epps

Joshua B. Erekson

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, Colorado 80202

(303) 352-1109

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 21, 2025, at the 2025 annual meeting of stockholders (“2025 Annual Meeting”) of Aytu BioPharma, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Aytu BioPharma, Inc. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”). The Plan Amendment increased the number of shares of common stock, par value $0.0001 per share (“Common Stock”) reserved for issuance under the 2023 Equity Incentive Plan by 300,000 shares to bring the total number of shares reserved for issuance under the 2023 Equity Incentive Plan to 500,000 shares, not including unissued shares from available awards under prior plans or any returned shares. The Plan Amendment became effective immediately upon approval by the Company’s stockholders. This registration statement on Form S-8 is being filed by the Company for the purpose of registering these 300,000 additional shares of Common Stock as part of the 2023 Equity Incentive Plan and consists of only those items required by General Instruction E to Form S-8.

Previously, the 2023 Equity Incentive Plan of the Company was registered for issuance pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-272897) filed with the United States Securities and Exchange Commission (the “SEC”) on June 23, 2023 (the “Prior S-8 Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the above-referenced Prior S-8 Registration Statement is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

EXHIBIT INDEX

Item 8.    Exhibits

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
4.1	Certificate of Incorporation effective, June 3, 2015.		8-K	3.1	000-53121	06/09/15

4.2	Certificate of Amendment of Certificate of Incorporation, effective June 1, 2016.		8-K	3.1	000-53121	06/02/16

4.3	Certificate of Amendment of Certificate of Incorporation, effective June 30, 2016.		8-K	3.1	000-53121	07/01/16

4.4	Certificate of Amendment of Certificate of Incorporation, effective August 25, 2017.		8-K	3.1	000-53121	08/29/17

4.5	Certificate of Amendment to the Restated of Certificate of Incorporation, effective August 10, 2018.		8-K	3.1	001-38247	08/10/18

4.6	Certificate of Amendment to the Restated Certificate of Incorporation, effective May 20, 2020.		10-K	3.6	001-38247	09/26/24

4.7	Certificate of Amendment to the Restated Certificate of Incorporation, effective December 8, 2020.		8-K	3.1	001-38247	12/08/20

4.8	Certificate of Amendment of Certificate of Incorporation, effective March 22, 2021.		8-K	3.1	001-38247	03/22/21

4.9	Certificate of Amendment of Certificate of Incorporation, effective January 4, 2023.		8-K	3.1	001-38247	01/05/23

4.10	Amended and Restated Bylaws.		8-K	3.1	001-38247	05/09/22

5.1	Opinion of Dorsey & Whitney LLP.	X

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.	X

23.2	Consent of Dorsey & Whitney (included in Exhibit 5.1).	X

24.1	Power of Attorney (contained on signature page hereto).	X

99.1	Aytu BioPharma, Inc. 2023 Equity Incentive Plan.		S-8	10.1	333-272897	06/23/23

99.2	Amendment to the Aytu BioPharma, Inc. 2023 Equity Incentive Plan.		8-K	10.1	001-38247	05/21/25

107	Filing Fee Table.	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 23, 2025.

AYTU BIOPHARMA, INC.

By:	/s/ Joshua R. Disbrow
Name: Joshua R. Disbrow
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Aytu Biopharma, Inc. (the “Company”), hereby severally constitute and appoint Joshua R. Disbrow as our true and lawful attorney, with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorney or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joshua R. Disbrow		September 23, 2025
Joshua R. Disbrow	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ryan J. Selhorn		September 23, 2025
Ryan J. Selhorn	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John A. Donofrio, Jr.		September 23, 2025
John A. Donofrio, Jr.	Chairman

/s/ Carl C. Dockery		September 23, 2025
Carl C. Dockery	Director

/s/ Abhinav Jain		September 23, 2025
Abhinav Jain	Director

/s/ Vivian Liu		September 23, 2025
Vivian Liu	Director